EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form SB-2 of Nova Communications Ltd. of our report dated August 19, 2005 on our audits of the consolidated balance sheets of Nova Communications Ltd. as of June 30, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended June 30, 2005.

We also consent to the reference made to us under the caption "Experts" in this Registration Statement on Form SB-2.


                                                     TIMOTHY L. STEERS, CPA, LLC


Portland, OR
December 30, 2005